EXHIBIT 24

                            LIMITED POWER OF ATTORNEY



     Ronald J. Velat hereby makes and appoints Dennis E. Bunday, Chief Financial Officer of Williams Controls, Inc., to act as his true and lawful attorney, for himself, and in his name, place and stead, to sign on his behalf any and all reports to be filed with the U.S. Securities and Exchange Commission pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended.

         /s/ RONALD J. VELAT
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         Ronald J. Velat